AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 2, 2003
                                                           Registration No. 333-
================================================================================
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________
                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)

             Idaho                                              82-0505802
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)
                              ____________________
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
          (Address, including zip code, of principal executive offices)
                              ____________________
                    Idaho Power Company Employee Savings Plan
                            (Full title of the plan)

 Jan B. Packwood               Darrel T. Anderson       Robert W. Stahman, Esq.
    President                   Vice President,             Vice President,
    and Chief                   Chief Financial             General Counsel
Executive Officer            Officer and Treasurer           and Secretary
   IDACORP, Inc.                  IDACORP, Inc.              IDACORP, Inc.
1221 West Idaho Street      1221 West Idaho Street      1221 West Idaho Street
Boise, Idaho 83702-5627     Boise, Idaho 83702-5627     Boise, Idaho 83702-5627
  (208) 388-2200                 (208) 388-2200              (208) 388-2200
                    (Names, addresses and telephone numbers,
                  including area codes, of agents for service)
                             _______________________
                                   Copies to:
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                           __________________________

                         CALCULATION OF REGISTRATION FEE

---------------------------------- -------------------- ------------------- ------------------- --------------------
                                                                             Proposed maximum
                                                         Proposed maximum    aggregate
Title of securities to be          Amount to be          offering price      offering price       Amount of
registered (1)                     registered (2)        per share (3)       (3)                  registration fee
---------------------------------- -------------------- ------------------- ------------------- --------------------
Common stock, no par value          1,500,000 shares          $22.75           $34,125,000            $2,761
---------------------------------- -------------------- ------------------- ------------------- --------------------
Preferred share purchase rights(4)  1,500,000 rights           --                  --                   --
---------------------------------- -------------------- ------------------- ------------------- --------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Savings Plan.
(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on March 27, 2003.
(4) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference the following documents that we have filed with the Securities and Exchange Commission (File No. 1-14465):

     1. IDACORP's Annual Report on Form 10-K for the year ended December 31,
2002;

     2. IDACORP's Current Reports on Form 8-K dated March 20, 2003 and March 27, 2003;

     3. The description of IDACORP's common stock contained in the registration statement on Form 8-A, dated October 20, 1999;

     4. The description of the preferred share purchase rights contained in IDACORP's registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999; and

     5. The Idaho Power Company Employee Savings Plan Annual Report on Form 11-K for the year ended December 31, 2001.

     All documents that IDACORP or the Employee Savings Plan subsequently files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before filing a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities that have not been sold, shall be deemed incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     Robert W. Stahman, Esq., Vice President, General Counsel and Secretary of the Company, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability company including professional corporations, have given their opinions on the legality of the common stock and the attached preferred share purchase rights offered pursuant to this registration statement. LeBoeuf, Lamb, Greene & MacRae, L.L.P. has relied upon the opinion of Mr. Stahman as to matters of Idaho law.

     As of December 31, 2002, Mr. Stahman owned 16,892 shares of IDACORP common stock. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

Item 6.  Indemnification of Directors and Officers.

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

     Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

     IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.  Exhibits.

Exhibit           File Number               As Exhibit
-------           -----------               ----------
*2                333-48031                 2            -Agreement and Plan of Exchange, between IDACORP, Inc.
                                                         and Idaho Power Company, dated as of February 2, 1998.

*4(a)             33-56071                  3(d)         -Articles of Share Exchange of IDACORP, Inc., as filed
                                                         with the Secretary of State of Idaho on September 29,
                                                         1998.

*4(b)             333-64737                 3.1          -Articles of Incorporation of IDACORP, Inc.

*4(c)             333-64737                 3.2          -Articles of Amendment to Articles of Incorporation of
                                                         IDACORP, Inc., as filed with the Secretary of State of
                                                         Idaho on March 9, 1998.

*4(d)             333-00139                 3(b)         -Articles of Amendment to Articles of Incorporation of
                                                         IDACORP, Inc., as amended, creating A Series Preferred
                                                         Stock, without par value, as filed with the Secretary of
                                                         State of Idaho on September 17, 1998.

4(e)                                                     -Amended Bylaws of IDACORP, Inc., as of March 20, 2003.

*4(f)             1-14465                   4            -Rights Agreement, dated as of September 10, 1998,
                  Form 8-K dated                         between IDACORP, Inc. and Wells Fargo Bank Minnesota,
                  September 15, 1998                     National Association, as successor Rights Agent to The
                                                         Bank of New York.


                                      II-2



Exhibit           File Number               As Exhibit
-------           -----------               ----------
5(a)                                                     -Opinion and consent of Robert W. Stahman, Esq.

5(b)                                                     -Opinion and consent of LeBoeuf, Lamb, Greene & MacRae,
                                                         L.L.P.

23                                                       -Consent of Deloitte & Touche LLP.

24                                                       -Power of Attorney (included on the signature page
                                                         hereof).

_______________
*Previously filed and incorporated herein by reference.

     The Company undertakes that it will submit or has submitted the Employee Savings Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Employee Savings Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer and the Idaho Power Company Employee Savings Plan hereby confer like authority to sign and file on their behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 1st day of April, 2003.

                                      IDACORP, Inc.


                                      By /s/ Jan B. Packwood
                                         ---------------------------------------
                                           Jan B. Packwood
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                                        Date
---------                 -----                                        ----
/s/ Jon H. Miller         Chairman of the Board                    April 1, 2003
------------------------
(Jon H. Miller)

/s/ Jan B. Packwood       President, Chief Executive Officer and   April 1, 2003
------------------------  Director
(Jan B. Packwood)

/s/ Darrel T. Anderson    Vice President, Chief Financial          April 1, 2003
------------------------  Officer and Treasurer (Principal
(Darrel T. Anderson)      Financial and Accounting Officer)


/s/ Rotchford L. Barker   Director                                 April 1, 2003
------------------------
(Rotchford L. Barker)

/s/ John B. Carley        Director                                 April 1, 2003
------------------------
(John B. Carley)

Signature                 Title                                        Date
---------                 -----                                        ----
/s/ Christopher L. Culp   Director                                 April 1, 2003
------------------------
(Christopher L. Culp)

/s/ Jack K. Lemley        Director                                 April 1, 2003
------------------------
(Jack K. Lemley)

/s/ Evelyn Loveless       Director                                 April 1, 2003
------------------------
(Evelyn Loveless)

/s/ Gary G. Michael       Director                                 April 1, 2003
------------------------
(Gary G. Michael)

/s/ Peter S. O'Neill      Director                                 April 1, 2003
------------------------
(Peter S. O'Neill)

/s/ Robert A. Tinstman    Director                                 April 1, 2003
------------------------
(Robert A. Tinstman)

     The Plan. Pursuant to the requirement of the Securities Act of 1933, Idaho Power Company as the Plan Administrator of the Idaho Power Company Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 1st day of April, 2003.



                                          IDAHO POWER COMPANY
                                          EMPLOYEE SAVINGS PLAN


                                          By /s/ Jan B. Packwood
                                             -----------------------------------
                                               Jan B. Packwood
                                               Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit           File Number                As Exhibit                                              Page
-------           -----------                ----------                                              ----
*2                333-48031                  2           -Agreement and Plan of Exchange, between
                                                         IDACORP, Inc. and Idaho Power Company,
                                                         dated as of February 2, 1998.

*4(a)             33-56071                   3(d)        -Articles of Share Exchange
                                                         of IDACORP, Inc., as filed with the
                                                         Secretary of State of Idaho on
                                                         September 29, 1998.

*4(b)             333-64737                  3.1         -Articles of Incorporation of IDACORP,
                                                         Inc.

*4(c)             333-64737                  3.2         -Articles of Amendment to Articles of
                                                         Incorporation of IDACORP, Inc., as filed
                                                         with the Secretary of State of Idaho on
                                                         March 9, 1998.

*4(d)             333-00139                  3(b)        -Articles of Amendment to Articles of
                                                         Incorporation of IDACORP, Inc., as
                                                         amended, creating A Series Preferred
                                                         Stock, without par value, as filed with
                                                         the Secretary of State of Idaho on
                                                         September 17, 1998.

4(e)                                                     -Amended Bylaws of
                                                         IDACORP, Inc., as of
                                                         March 20, 2003.

*4(f)             1-14465                    4           -Rights Agreement, dated as of
                  Form 8-K dated                         September 10, 1998, between IDACORP, Inc.
                  September 15, 1998                     and Wells Fargo Bank Minnesota, National
                                                         Association, as successor Rights Agent to
                                                         The Bank of New York.

5(a)                                                     -Opinion and consent of
                                                         Robert W. Stahman, Esq.

5(b)                                                     -Opinion and consent of
                                                         LeBoeuf, Lamb, Greene &
                                                         MacRae, L.L.P.


Exhibit           File Number                As Exhibit                                              Page
-------           -----------                ----------                                              ----
23                                                       -Consent of Deloitte & Touche LLP.

24                                                       -Power of Attorney (included on the
                                                         signature page hereof).

__________________
*Previously filed and incorporated herein by reference.